UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

OKANA VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-138146	20-2881151
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

7071 Jasper Drive

Vernon, B.C. Canada V1H 1P2

(Address of principal executive offices)

Registrant's Telephone Number, including area code:

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 - Other Events

Item 8.01 Other Events

On October 20, 2006, the Company filed a Prospectus as part of its Registration Statement on Form SB-2 which registered a maximum of 4,000,000 shares of its common stock at $0.02 per share. The Company sought to raise a minimum of $50,000 under the Offering. That Prospectus was declared effective on November 8, 2006. Under the terms of the Prospectus, that offering will expire on May 7, 2007, unless extended by the Board of Directors. On May 4, 2007, the Board of Directors unanimously voted to extend the offering period for an additional 90 days, as provided by the Prospectus.

On June 18, 2007, the Company closed its Offering and will not sell any additional shares under that Prospectus. The Company sold the minimum 2,500,000 shares under the Prospectus, raising a total of $50,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Ronnie Birch

Ronnie Birch, President